                                                                  EXHIBIT 10.57
===============================================================================



                                 LOAN AGREEMENT

                                  dated as of

                               SEPTEMBER 8, 1999

                                    between

                         WILLIAMS COMMUNICATIONS, INC.,
                                  as Borrower

                                      AND

                         THE WILLIAMS COMPANIES, INC.,
                                   as Lender


===============================================================================

                               TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE
                                                                                             ----
ARTICLE 1
         DEFINITIONS
         SECTION 1.01  Defined Terms............................................................1
         SECTION 1.02  Classification of Loans and Borrowings..................................24
         SECTION 1.03  Terms Generally.........................................................24
         SECTION 1.04  Accounting Terms; GAAP..................................................24

ARTICLE 2
         THE CREDITS
         SECTION 2.01  Term Loan...............................................................25
         SECTION 2.02  Loans and Borrowings....................................................25
         SECTION 2.03  [Intentionally Omitted].................................................25
         SECTION 2.04  [Intentionally omitted].................................................25
         SECTION 2.05  [Intentionally omitted].................................................25
         SECTION 2.06  [Intentionally omitted].................................................25
         SECTION 2.07  Interest Elections......................................................25
         SECTION 2.08  [Intentionally omitted].................................................27
         SECTION 2.09  Repayment of Loans; Evidence of Debt....................................27
         SECTION 2.10  Amortization of Term Loan...............................................27
         SECTION 2.11  Prepayment of Loans.....................................................28
         SECTION 2.12  [Intentionally omitted].................................................29
         SECTION 2.13  Interest................................................................29
         SECTION 2.14  Alternate Rate of Interest..............................................30
         SECTION 2.15  [Intentionally omitted].................................................30
         SECTION 2.16  Break Funding Payments..................................................30
         SECTION 2.17  [Intentionally omitted].................................................31
         SECTION 2.18  Payments Generally......................................................31
         SECTION 2.19  [Intentionally omitted].................................................31
         SECTION 2.20  [Intentionally omitted].................................................31

ARTICLE 3
         REPRESENTATIONS AND WARRANTIES
         SECTION 3.01  Organization; Powers....................................................31
         SECTION 3.02  Authorization; Enforceability...........................................31
         SECTION 3.03  Governmental Approvals; No Conflicts....................................32
         SECTION 3.04  Financial Condition; No Material Adverse Change.........................32
         SECTION 3.05  Properties..............................................................33
         SECTION 3.06  Litigation and Environmental Matters....................................33
         SECTION 3.07  Compliance with Laws and Agreements.....................................34
         SECTION 3.08  Investment and Holding Company Status...................................34
         SECTION 3.09  Taxes...................................................................34

                                                                                             PAGE
                                                                                             ----

         SECTION 3.10  ERISA...................................................................35
         SECTION 3.11  Disclosure..............................................................35
         SECTION 3.12  Subsidiaries............................................................35
         SECTION 3.13  Insurance...............................................................35
         SECTION 3.14  Labor Matters...........................................................35
         SECTION 3.15  Solvency................................................................36
         SECTION 3.16  Year 2000 Issue.........................................................36
         SECTION 3.17  No Burdensome Restrictions..............................................36
         SECTION 3.18  [Intentionally omitted].................................................37

ARTICLE 4
         [INTENTIONALLY OMITTED]

ARTICLE 5
         AFFIRMATIVE COVENANTS
         SECTION 5.01  Financial Statements and Other Information..............................37
         SECTION 5.02  Notices of Material Events..............................................40
         SECTION 5.03  Existence; Conduct of Business..........................................40
         SECTION 5.04  Payment of Obligations..................................................40
         SECTION 5.05  Maintenance of Properties...............................................41
         SECTION 5.06  Insurance...............................................................41
         SECTION 5.07  Casualty and Condemnation...............................................41
         SECTION 5.08  Books and Records; Inspection and Audit Rights..........................41
         SECTION 5.09  Compliance with Laws....................................................41
         SECTION 5.10  Use of Proceeds.........................................................42
         SECTION 5.11  [Intentionally omitted].................................................42
         SECTION 5.12  [Intentionally omitted].................................................42
         SECTION 5.13  [Intentionally omitted].................................................42
         SECTION 5.14  [Intentionally omitted].................................................42
         SECTION 5.15  [Intentionally omitted].................................................42
         SECTION 5.16  [Intentionally omitted].................................................42
         SECTION 5.17  [Intentionally omitted].................................................42

ARTICLE 6
         NEGATIVE COVENANTS
         SECTION 6.01  Indebtedness; Certain Equity Securities.................................42
         SECTION 6.02  Liens...................................................................44
         SECTION 6.03  Fundamental Changes.....................................................46
         SECTION 6.04  Investments, Loans, Advances, Guarantees and Acquisitions...............47
         SECTION 6.05  Asset Sales.............................................................49
         SECTION 6.06  Sale and Leaseback Transactions.........................................50

                                                                                             PAGE
                                                                                             ----

         SECTION 6.07  Restricted Payments; Certain Payments of Indebtedness...................51
         SECTION 6.08  Limitation on Capital Expenditures......................................51
         SECTION 6.09  Transactions with Affiliates............................................52
         SECTION 6.10  Restrictive Agreements..................................................53
         SECTION 6.11  Fiscal Year.............................................................53
         SECTION 6.12  Change in Business......................................................53
         SECTION 6.13  [Intentionally omitted].................................................53
         SECTION 6.14  Designation of Unrestricted Subsidiaries................................53
         SECTION 6.15  Total Debt to Contributed Capital Ratio.................................54
         SECTION 6.16  Minimum EBITDA..........................................................55
         SECTION 6.17  Total Leverage Ratio....................................................55
         SECTION 6.18  Senior Leverage Ratio...................................................56
         SECTION 6.19  Interest Coverage Ratio.................................................56
         SECTION 6.20  Financial Covenant Non-Compliance Cure..................................57

ARTICLE 7
         EVENTS OF DEFAULT
         SECTION 7.01  Events of Default.......................................................58

ARTICLE 8
         [INTENTIONALLY OMITTED]

ARTICLE 9
         [INTENTIONALLY OMITTED]

ARTICLE 10
         MISCELLANEOUS
         SECTION 10.01  Notices................................................................60
         SECTION 10.02  Waivers; Amendments....................................................61
         SECTION 10.03  Expenses; Indemnity; Damage Waiver.....................................61
         SECTION 10.04  [Intentionally omitted]................................................62
         SECTION 10.05  Survival...............................................................62
         SECTION 10.06  Counterparts; Integration; Effectiveness...............................62
         SECTION 10.07  Severability...........................................................63
         SECTION 10.08  Right of Setoff........................................................63
         SECTION 10.09  Governing Law; Jurisdiction; Consent to Service of Process.............63
         SECTION 10.10  WAIVER OF JURY TRIAL...................................................64
         SECTION 10.11  Headings...............................................................64
         SECTION 10.12  [Intentionally omitted]................................................64
         SECTION 10.13  Interest Rate Limitation...............................................64

SCHEDULE 3.05  -     REAL PROPERTY
SCHEDULE 3.06  -     DISCLOSED MATTERS
SCHEDULE 3.12  -     SUBSIDIARIES
SCHEDULE 3.13  -     INSURANCE
SCHEDULE 6.01  -     EXISTING INDEBTEDNESS
SCHEDULE 6.02  -     EXISTING LIENS
SCHEDULE 6.04  -     EXISTING INVESTMENTS
SCHEDULE 6.09  -     EXISTING AFFILIATE AGREEMENTS
SCHEDULE 6.10  -     EXISTING RESTRICTIVE AGREEMENTS

         LOAN AGREEMENT dated as of September 8, 1999 between Williams Communications, Inc., a Delaware corporation, and The Williams Companies, Inc., a Delaware corporation

         The parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         SECTION 1.01 Defined Terms. As used in this Loan Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Additional Capital" means (i) the aggregate amount (exclusive of amounts used to repay or refinance debt securities or Qualifying Holdings Debt the proceeds of which are included in this clause (i)) of (a) proceeds received by Holdings after June 30, 1999 from contributions to the capital, or purchases of common equity securities, of Holdings (including proceeds of the Equity Issuance but excluding Qualifying Equity Interests issued as consideration for an Investment permitted under Section 6.04(p)), (b) proceeds received by Holdings after June 30, 1999 from issuances of debt securities by Holdings (including proceeds of the Notes Offering), (c) proceeds of Qualifying Holdings Debt issued after the Effective Date and (d) Excess Cash Flow for each fiscal year commencing with fiscal year 2001, minus

         (ii) the sum of (x) $2,775,000,000 and (y) (unless Holdings and the Restricted Subsidiaries shall (without regard to any exercise by the Parent of its financial covenant cure right under Section 6.20) have been in compliance with Sections 6.15 through 6.19, inclusive, for a period of four consecutive fiscal quarters following any exercise by the Parent of its financial covenant cure right under Section 6.20), the aggregate amount of proceeds received by Holdings in respect of any financial covenant default cure pursuant to Section 6.20.

         "Adjusted EBITDA" means, for any period of four consecutive fiscal quarters:

                   (i) if such period is a period ending on or after June 30, 1999 and on or before September 30, 2001,

                           (A) an amount equal to (x)(1) EBITDA for the last fiscal quarter in such period plus (2) ADP Interest Expense for such fiscal quarter minus (3) revenues for such fiscal quarter attributable to Dark Fiber Dispositions multiplied by (y) four, plus

                           (B) Dark Fiber Proceeds for such period; and

                   (ii) if such period is any other period,

                           (A) EBITDA for such period plus (y) ADP Interest Expense for such period minus (z) revenues for such period attributable to Dark Fiber Dispositions plus

                           (B) Dark Fiber Proceeds for such period.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBO Rate for such Interest Period.

         "ADP" means the program set forth in the Operative Documents.

         "ADP Event of Default" has the meaning assigned to such term in the Intercreditor Agreement.

         "ADP Interest Expense" means, for any period, the amount that would be accrued for such period in respect of the Borrower's obligations under the ADP that would constitute "interest expense" for such period if such obligations were treated as Capital Lease Obligations.

         "ADP Obligations" means all obligations of Holdings or any Subsidiary under the ADP.

         "ADP Outstandings" means, at any time, the amount of the Borrower's obligations at such time in respect of the ADP that would be considered "principal" if such obligations were treated as Capital Lease Obligations.

         "ADP Property" has the meaning assigned to the term "Property" in the Participation Agreement.

         "Affiliate" means, with respect to a specified Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls (a "controlling Person"), is Controlled by or is under common Control with the specified Person, (ii) any Person that holds, directly or indirectly, 10% or more of the Equity Interests of the specified Person and (iii) any Person 10% or more of the Equity Interests of which are held directly or indirectly by the specified Person or a controlling Person.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Margin" means, for any day, (i) the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "ABR Spread", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Credit Agreement plus (ii) the applicable rate per annum set forth below under the caption "Leverage Premium", unless the Total Leverage Ratio, as determined by reference to the financial statements delivered to the Lender in respect of the most recently ended fiscal quarter of the Borrower, is less than 6:00 to 1:00:

====================================================================================================
                FACILITIES RATING      EURODOLLAR SPREAD        ABR SPREAD          LEVERAGE PREMIUM
- ----------------------------------------------------------------------------------------------------
LEVEL I         BBB- and Baa3 or             1.00%                 0.00%                  0.25%
                     higher
- ----------------------------------------------------------------------------------------------------
LEVEL II           BB+ and Ba1              1.375%                0.375%                  0.25%
- ----------------------------------------------------------------------------------------------------
LEVEL III          BB and Ba2                1.75%                 0.75%                  0.25%
- ----------------------------------------------------------------------------------------------------
LEVEL IV           BB- and Ba3               2.00%                 1.00%                  0.25%
- ----------------------------------------------------------------------------------------------------
LEVEL V          Lower than BB-
                or lower than Ba3            2.25%                 1.25%                  0.25%
====================================================================================================

         For purposes of the foregoing clause (b), (i) if neither S&P nor Moody's shall have in effect a rating for the Credit Agreement (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Margin shall be the rate set forth in Level V,
(ii) if either S&P or Moody's, but not both S&P and Moody's, shall have in effect a rating for the Credit Agreement, then the Applicable Margin shall be based on such rating, (iii) if the ratings established by S&P and Moody's for the Credit Agreement shall fall within different Levels, then the Applicable Margin shall be based on the lower of the two ratings, (iv) if the ratings established by S&P and Moody's for the Credit Agreement shall fall within the same Level, then the Applicable Margin shall be based on that Level and (v) if the ratings established by S&P and Moody's for the Credit Agreement shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply (other than with respect to the Leverage Premium or as described in the immediately succeeding sentence) during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lender shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Attributable Debt" means, on any date, in respect of any lease of Holdings or any Restricted Subsidiary entered into as part of a Sale and Leaseback Transaction subject to Section 6.06(ii), (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such

Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Williams Communications, Inc., a Delaware corporation.

         "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Bridge Facility" means a loan facility to be provided to Holdings in an aggregate principal amount not to exceed $750,000,000, none of the obligations of Holdings under which are Guaranteed by the Borrower or any other Restricted Subsidiary.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Tulsa, Oklahoma are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings and the Restricted Subsidiaries for such period prepared in accordance with GAAP, other than any such capital expenditures that constitute Investments permitted under Section 6.04 (other than Section 6.04(i)); provided that any use during such period of the proceeds of any such Investment made by the recipient thereof for additions to property, plant and equipment and other capital expenditures, as described in this definition, shall (unless such use shall, itself, constitute an Investment permitted under Section 6.04 (other than Section 6.04(i)) constitute "Capital Expenditures".

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalent Investments" means:

           (1) Government Securities maturing, or subject to tender at the option of the holder thereof, within two years after the date of acquisition thereof;

           (2) time deposits and certificates of deposit of (a) any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the law of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000, or its foreign currency equivalent at the time, in either case with a maturity date not more than one year from the date of acquisition;

           (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with (a) any bank meeting the qualifications specified in clause (2) above or (b) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

           (4) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder of such obligation, within one year after the date of acquisition thereof; provided that, at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A, or higher, from S&P or A-2 or higher from Moody's or, if at any time neither S&P nor Moody's shaft be rating such obligations, then an equivalent rating from such other nationally recognized rating service as is acceptable to the Lender;

           (5) commercial paper issued by the parent corporation of (a) any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000, or its foreign currency equivalent at the time, and money market instruments and commercial paper issued by others having one of the three highest ratings obtainable from either S&P or Moody's, or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating service as is acceptable to the Lender and in each case maturing within one year after the date of acquisition;

           (6) overnight bank deposits and bankers' acceptances at (a) any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000 or its foreign currency equivalent at the time;

           (7) deposits available for withdrawal on demand with (a) a commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000 or its foreign currency equivalent at the time; and

           (8) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (7).

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Loan Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Loan Agreement or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Loan Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commission" means the United States Securities and Exchange
Commission.

         "Consolidated Net Income" means, for any period, the net income or loss of Holdings and the Restricted Subsidiaries (exclusive of the portion of net income allocable to Persons that are not Restricted Subsidiaries, except to the extent such amounts are received in cash by the Borrower or a Restricted Subsidiary) for such period.

         "Consolidated Assets" means, at any date, the consolidated assets of Holdings and the Restricted Subsidiaries.

         "Contributed Capital" means, at any date, (i) Total Debt at such date plus (ii) without duplication, all cash proceeds received by Holdings on or prior to such date from contributions to the capital, or purchases of common equity securities, of Holdings, including, without limitation, the proceeds of the Equity Issuance, and all other capital contributions made by the Lender and its subsidiaries (other than Holdings and its Subsidiaries) to Holdings, but only to the extent that proceeds of any of the foregoing are contributed by Holdings to the Borrower.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have correlative meanings.

         "Credit Agreement" means the Credit Agreement, dated as of September 8, 1999, among the Borrower, Holdings, the lenders party thereto, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent, and Bank of Montreal and The Bank of New York, as Co-Documentation Agents.

         "Dark Fiber Proceeds" means, for any period, cash proceeds received by Holdings and the Restricted Subsidiaries in respect of Dark Fiber Dispositions during such period.

         "Dark Fiber Disposition" means a lease, sale, conveyance or other disposition of fiber optic cable or the use thereof for a period constituting all or substantially all of the expected useful life thereof in a transaction in which none of Holdings or the Restricted Subsidiaries has any obligation to "light" such fiber optic cable.

         "Deemed Subsidiary Investment" has the meaning assigned to such term in Section 6.14.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Disqualified Stock" of any Person means any Equity Interest of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Maturity Date.

         "dollars" or "$" refers to lawful money of the United States of America.

         "EBITDA" means, for any period,

                  (i) Consolidated Net Income for such period,

         plus,

                  (ii) to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (w) interest expense, (x) income tax expense, (y) depreciation and amortization expense and (z) non-cash extraordinary or non-recurring charges (if any), in each case recognized in such period;

         minus,

                  (iii) to the extent included in Consolidated Net Income for such period, extraordinary or non-recurring gains (if any), in each case recognized in such period.

         "Effective Date" means September 8, 1999.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material, the health effects of Hazardous Materials or safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "Equity Issuance" means the issuance and sale by Holdings of its common stock (x) in an initial public offering or (y) to certain strategic investors other than the Lender or any of its subsidiaries or Affiliates.

         "Equity Issuance Registration Statement" means Amendment No. 7 to the Registration Statement on Form S-1 with respect to the Equity Issuance filed by Holdings with the Commission on September 2, 1999.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article 7.

         "Excess Cash Flow" means, for any fiscal period, the sum (without duplication) of:

                  (a) the Consolidated Net Income (or loss) of Holdings and the Restricted Subsidiaries for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization, non-cash interest expense and other non-cash charges or losses deducted in determining Consolidated Net Income (or loss) for such period; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of Holdings and the Restricted Subsidiaries increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

                  (d) the sum of (i) any non-cash gains included in determining Consolidated Net Income (or loss) for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of Holdings and the Restricted Subsidiaries decreased during such period; minus

                  (e) Capital Expenditures for such period; minus

                  (f) the aggregate principal amount of long-term Indebtedness (including pursuant to Capital Lease Obligations) repaid or prepaid by Holdings and the Restricted Subsidiaries during such period, excluding
         (i) Indebtedness in respect of Revolving Loans, Incremental Revolving Loans and Letters of Credit under the Credit Agreement, (ii) Term Loans and Incremental Term Loans under the Credit Agreement prepaid pursuant to Section 2.11(b) or (c) of the Credit Agreement, (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made and (iv) Indebtedness referred to in Sections 6.01(d), 6.01(f), 6.01(g), 6.01(i), 6.01(j), 6.01(k) and 6.01(o) of
         the Credit Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing International Joint Ventures" means ATL-Algar Telecom Leste S.A., PowerTel Limited and MetroCom S.A.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the
                                       11

Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent under the Credit Agreement from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Borrower, as the case may be.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia, other than a Subsidiary that is (whether as a matter of law, pursuant to an election by such Subsidiary or otherwise) treated as a partnership in which any Subsidiary that is not a Foreign Subsidiary is a partner or as a branch of any Subsidiary that is not a Foreign Subsidiary for United States income tax purposes.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option; provided that, for purposes of the definition of "Cash Equivalents Investments" only, such obligations shall not constitute Government Securities if they are redeemable or callable at a price less than the purchase price paid by the Borrower or the applicable other Restricted Subsidiary, together with all accrued and unpaid interest, if any, on such Government Securities.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, a pollutant or a contaminant.

         "Hedging Agreement" means any interest rate protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "High Yield Notes" means the notes issued by Holdings the terms of which either (A) are substantially similar to the terms set forth in the Notes Offering Registration Statement or (B) are otherwise approved by the Administrative Agent and the Syndication Agent after consultation with the Required Banks pursuant to the Credit Agreement.

         "Holdings" means Williams Communications Group, Inc., a Delaware corporation.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) payment obligations of such Person to the owner of assets used in a Telecommunications Business for the use thereof pursuant to a lease or other similar arrangement with respect to such assets or a portion thereof entered into in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all (x) Capital Lease Obligations of such Person

(provided that Capital Lease Obligations in respect of fiber optic cable capacity arising in connection with exchanges of such capacity shall constitute Indebtedness only to the extent of the amount of such Person's liability in respect thereof net (but not less than zero) of such Person's right to receive payments obtained in exchange therefor) and (y) ADP Outstandings, if any, of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) any Disqualified Stock and (k) all obligations under any Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness of the Borrower and the other Subsidiaries shall exclude any Indebtedness of Holdings that would otherwise constitute Indebtedness of the Borrower or any such Subsidiary only under clause (e) above and solely by virtue of a Lien created under the Loan Documents in accordance with Section 5.11(d) of the Credit Agreement, and Indebtedness of Holdings and the Subsidiaries shall exclude any Indebtedness of the Lender that would otherwise constitute Indebtedness of Holdings or any Subsidiary only under clause (e) above and solely by virtue of a Lien created under the Loan Documents in accordance with Section 5.11(d) of the Credit Agreement.

         "Information Memorandum" means the Confidential Information Memorandum dated August 1999 relating to the Lender, Holdings, the Borrower and the Transactions.

         "Interest Coverage Ratio" means, at any date, the ratio of (i) the amount equal to (A) EBITDA plus (B) ADP Interest Expense minus (C) revenues attributable to Dark Fiber Dispositions plus (D) Dark Fiber Proceeds to (ii) Interest Expense, in each case for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

         "Interest Expense" means, for any period, the cash interest expense of Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus ADP Interest Expense for such period, net of interest income for such period.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an

Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months (or if corresponding funding is available to the Lender, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Investment" has the meaning assigned to such term in Section 6.04.

         "Lender" means The Williams Companies, Inc.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple) equal to the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank, N.A. ("Citibank") in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) as reported by Citibank's telephone recorded rate announcement ("TRRA") on the first day of each month, obtained by calling (212) 291-6644. If the first day of the month is not a business day, the previous business day's rate will prevail.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loans" means the loans made by the Lender to the Borrower pursuant to this Loan Agreement.

         "Mark-to-Market Valuation" means, at any date with respect to any Hedging Agreement, all net obligations under such Hedging Agreement in an amount equal to (i) if such Hedging Agreement has been closed out, the termination value thereof or (ii) if such Hedging Agreement has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in Hedging Agreements similar to such Hedging Agreement.

         "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Holdings and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Loan Agreement or (c) the rights of or benefits available to the Lender under this Loan Agreement.

         "Material Indebtedness" means Indebtedness (other than the Loans) of any one or more of Holdings and the Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings or any Restricted Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Working Capital" means, at any date, (a) the consolidated current assets of Holdings and the Restricted Subsidiaries as of such date (excluding cash and Cash Equivalent Investments) minus (b) the consolidated current liabilities of Holdings and the Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Notes Offering" means the public offering and sale of the High Yield Notes.

         "Notes Offering Registration Statement" means Amendment No. 6 to the Registration Statement on Form S-1 with respect to the Notes Offering filed by Holdings with the Commission on September 2, 1999.

         "Obligations" means obligations under the Loan Agreement, including
(x) all principal of and interest (including, without limitation, Post-Petition Interest) on any Loan under, or any Note issued pursuant to the Credit Agreement and (y) all other amounts payable under the Loan Agreement.

         "Operative Documents" has the meaning set forth in the Participation Agreement.

         "Participation Agreement" means the Amended and Restated Participation Agreement dated as of September 2, 1998 among the Borrower, State Street Bank and Trust Company of Connecticut, National Association, as trustee, the Noteholders and Certificate Holders named therein, State Street Bank and Trust Company, as collateral agent, and Citibank, N.A., as agent, and the other agents, arrangers and managing agents party thereto.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

           (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

           (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

           (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

           (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01; and

           (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Restricted Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Telecommunications Asset Disposition" means the transfer, conveyance, sale, lease or other disposition of an interest in or capacity on optical fiber and/or conduit and any related equipment, technology or software used in a Segment of the Borrower's and the Restricted Subsidiaries' communications network, other than in the ordinary course of business; provided that after giving effect to such disposition, the Borrower and the Restricted Subsidiaries would retain the right to use at least the minimum retained capacity set forth below:

         (i) with respect to any Segment constructed by, for or on behalf of the Borrower or any Subsidiary or Affiliate, (x) 24 optical fibers per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition or (y) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition; and

         (ii) with respect to any Segment purchased or leased from third parties, the lesser of (x) 50% of the optical fibers per route mile originally purchased or leased on such Segment, (y) 24 optical fibers per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition or
              (z) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or action relating to the bankruptcy, reorganization or insolvency of the Borrower (or would accrue but for the operation of applicable bankruptcy, reorganization or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent under the Credit Agreement as its prime rate in effect at its principal office in Dallas, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Projections" has the meaning set forth in Section 3.04(d).

         "Qualifying Equity Interest" means, with respect to Holdings or the Borrower, Equity Interests of Holdings or the Borrower, as the case may be, that (i) are not mandatorily redeemable or redeemable at the option of the holder thereof, (ii) are not convertible into or exchangeable for debt securities of Holdings or any Restricted Subsidiary, Equity Interests in any Restricted Subsidiary or Equity Interests that are not Qualifying Equity Interests of Holdings, (iii) are not required to be repurchased or redeemed by Holdings or any Restricted Subsidiary and (iv) do not require the payment of cash dividends, in each of the foregoing cases, prior to the date that is one year after the Term Maturity Date.

         "Qualifying Holdings Debt" means unsecured debt of Holdings (other than the High Yield Notes) (i) no part of the principal of which is required to be paid (upon maturity or by mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is one year after the Term Maturity Date, (ii) the payment of the principal of and interest on which and other payment obligations of Holdings in respect of which are subordinated to the prior payment in full in cash of the principal of and interest (including Post-Petition Interest) on the Loans and all other obligations under the Loan Agreement and (iii) the terms and conditions of which are reasonably satisfactory to the Lender.

         "Related Parties" means, with respect to any specified Person, such Person's affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's affiliates.

         "Reorganization" means the contribution to the Borrower by the Lender and its subsidiaries (other than Holdings and the Subsidiaries) of its material subsidiaries that hold interests in international communications projects (other than Algar Telecom S.A. (formerly known as Lightel S.A.) and by Holdings of all of its material subsidiaries (other than the Borrower and its subsidiaries), in each case not previously held, directly or indirectly, by the Borrower.

          "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of Holdings, the Borrower or any Subsidiary.

         "Restricted Subsidiary" means the Borrower and each other Subsidiary (other than any Foreign Subsidiary) of Holdings that has not been designated as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.14. On the Effective Date, all Subsidiaries (other than (i) CSI Incorporated, a Delaware corporation and its successors and assigns and (ii) any Foreign Subsidiary) of Holdings are Restricted Subsidiaries.

         "Sale and Leaseback Transaction" has the meaning set forth in Section 6.06.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies.

         "Segment" means (i) with respect to the Borrower's and the other Restricted Subsidiaries' intercity network, the through-portion of such network between two local networks and (ii) with respect to a local network of the Borrower and the other Restricted Subsidiaries, the entire through-portion of such network, excluding the spurs which branch off the through-portion.

         "Senior Debt" means, at any date, without duplication, all Indebtedness of the Borrower and the other Restricted Subsidiaries that are subsidiaries of the Borrower, determined on a consolidated basis at such date and the ADP Outstandings at such date; provided that, for purposes of this definition, Indebtedness in respect of Hedging Agreements shall be equal to (i) the aggregate net Mark-to-Market Valuation of all Hedging Agreements of the Borrower and the Restricted Subsidiaries that are subsidiaries of the Borrower then outstanding, to the extent that such aggregate net Mark-to-Market Valuation constitutes a net obligation of the Borrower and such Restricted Subsidiaries and (ii) zero, if such aggregate net Mark-to-Market Valuation does not constitute such a net obligation.

         "Senior Leverage Ratio" means, at any date, the ratio of (i) Senior Net Debt at such date, to (ii) Adjusted EBITDA, for the period of four fiscal quarters most recently ended on or prior to such date.

         "Senior Net Debt" means, at any date, Senior Debt at such date minus the aggregate amount of all cash and Cash Equivalent Investments of the Borrower
                                       20
and the other Restricted Subsidiaries that are subsidiaries of the Borrower (excluding any cash and Cash Equivalent Investments that are blocked or restricted so that they may not be used for general corporate purposes at such date) in excess of $10,000,000 at such date.

         "Solutions" means Williams Communications Solutions, LLC, a Delaware corporation, and its successors and assigns.

         "Specified Indebtedness" has the meaning set forth in Section 6.07(b).

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of Holdings. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Borrower and the other Restricted Subsidiaries.

         "Subsidiary Designation" has the meaning set forth in Section 6.14.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Telecommunications Assets" means:

           (a) any property (other than cash or Cash Equivalent Investments) to be owned or used by the Borrower or any other Restricted Subsidiary and used in the Telecommunications Business; and

           (b) Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Borrower or any other Restricted Subsidiary from any Person other than an Affiliate of Holdings or the Borrower; provided that such Person is primarily engaged in the Telecommunications Business.

         "Telecommunications Business" means the business of:

           (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities or the right to use such facilities;

           (b) constructing, creating, developing, operating, managing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business;

           (c) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose, including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as "Year 2000 issues";

           (d) constructing, managing or operating fiber optic telecommunications networks and leasing capacity on those networks to third parties;

           (e) the sale, resale, installation or maintenance of communications systems or equipment; or

           (f) evaluating, participating in or pursuing any other activity or opportunity that is primarily related to those identified in
                (a), (b), (c), (d) or (e) above;

provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of Holdings.

         "Term Amortization Date" means September 30, 2002.

         "Term Facility" means the Term Loans hereunder.

         "Term Loan" shall have the meaning set forth in Section 2.01.

         "Term Maturity Date" means the seventh anniversary of the Effective
Date.

         "Total Debt to Contributed Capital Ratio" means, at any date, the ratio of (i) Total Debt at such date to (ii) Contributed Capital at such date.

         "Total Debt" means, at any date, without duplication, the sum of all Indebtedness of Holdings and the Restricted Subsidiaries, determined on a consolidated basis at such date, and the ADP Outstandings at such date, provided that, for purposes of this definition, Indebtedness in respect of Hedging

Agreements shall be equal to (i) the aggregate net Mark-to-Market Valuation of all Hedging Agreements of Holdings and the Restricted Subsidiaries then outstanding, to the extent that such aggregate net Mark-to-Market Valuation constitutes a net obligation of the Borrower and such Restricted Subsidiaries and (ii) zero, if such aggregate net Mark-to-Market Valuation does not constitute such a net obligation.

         "Total Leverage Ratio" means, at any date, the ratio of (i) Total Net Debt at such date to (ii) Adjusted EBITDA for the period of four fiscal quarters most recently ended on or prior to such date.

         "Total Net Debt" means, at any date, Total Debt at such date, minus the aggregate amount of all cash and Cash Equivalent Investments of Holdings and the Restricted Subsidiaries (excluding any cash and Cash Equivalent Investments that are blocked or restricted so that they may not be used for general corporate purposes at such date) in excess of $10,000,000 at such date.

         "Trading Subsidiary" has the meaning assigned to such term in Section 6.03(c).

         "Transactions" means the execution, delivery and performance by the Borrower of this Loan Agreement.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to an Adjusted LIBO Rate or the Alternate Base Rate.

         "Unrestricted Subsidiary" means (i) any Subsidiary (other than the Borrower) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary in accordance with Section 6.14 and (ii) CSI Incorporated, a Delaware corporation and its successors and assigns.

         "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, whether or not the right so to vote has been suspended by the happening of such a contingency.

         "Weighted Average Life to Maturity" means, on any date, an amount equal to (i) the sum of the scheduled repayment of Indebtedness, or scheduled reduction in commitment to provide financing, to be made after such date multiplied by the number of days from such date to the date of such scheduled prepayment or reduction divided by (ii) the aggregate principal amount of such Indebtedness or commitments to provide financing, as the case may be.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         Terms capitalized herein but not defined herein are used as defined in the Credit Agreement.

         SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Loan Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

         SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Loan Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Loan Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE 2

                                  THE CREDITS

         SECTION 2.01 Term Loan. Subject to the terms and conditions set forth herein, the Lender agrees to make a Term Loan to the Borrower in an initial principal amount equal to $794,000,000. In addition, the Lender may make the following additional Term Loans to the Borrower: (i) up to $200,000,000 of Equity Interests of the Borrower held by the Lender may be converted into Indebtedness and added to the principal amount under this Loan Agreement; (ii) any accrued and unpaid interest due under this Loan Agreement may, at the sole option of the Lender, be capitalized and added to the principal amount under this Loan Agreement; and (iii) up to $25,000,000 per fiscal year of the Borrower of amounts owed to the Lender by the Borrower or any other Restricted Subsidiary under contractual agreements with the Lender may, at the sole option of the Lender, be added to the principal amount under this Loan Agreement. All of the Term Loans referred to above are collectively referred to herein as the "Term Loan." Amounts repaid in respect of the Term Loan may not be reborrowed.

         SECTION 2.02  Loans and Borrowings.

         Subject to Section 2.14, the Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Notwithstanding any other provision of this Loan Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Term Maturity Date.

         SECTION 2.03  [Intentionally Omitted]

         SECTION 2.04  [Intentionally omitted]

         SECTION 2.05  [Intentionally omitted]

         SECTION 2.06  [Intentionally omitted]

         SECTION 2.07 Interest Elections. (a) The Borrowing initially shall be of the Type agreed to by the parties, and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period agreed to by the parties. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the Borrowing.

         (b) To make an election pursuant to this Section, the Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 of the Credit Agreement if the Borrower were requesting a Revolving Borrowing under the Credit Agreement of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Interest Election Request in a form approved by the Lender and signed by the Borrower.

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) [Intentionally omitted]

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         SECTION 2.08 [Intentionally omitted]

         SECTION 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of each Term Loan of the Lender as provided in Section 2.10.

          (b) [Intentionally omitted]

          (c) The Lender shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder.

          (d) The entries made in the accounts maintained pursuant to Section 2.09(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Loan Agreement.

          (e) The amounts due under this Loan Agreement shall represented by a note executed on the Effective Date.

          SECTION 2.10 Amortization of Term Loan. (a) The Borrower shall repay Borrowings outstanding on the Term Amortization Date in 24 consecutive installments of principal, each of which will be due and payable on the last day of each fiscal quarter (except with respect to the first installment, which shall be due the first business day following July 1, 2000, and the final installment, which shall be on the Term Maturity Date) set forth below in the dollar amounts set forth opposite such quarterly installment date (or the Term Maturity Date) below; provided that the final installment shall equal the sum of (x) the then aggregate unpaid principal amount of all Term Loans plus (y) all other unpaid amounts owing in respect of Term Loans, and shall be due and payable not later than the Term Maturity Date; provided also that if any amortization payment shall not be permitted under the Intercreditor Agreement, such amortization payment shall not be due until the earliest date on which such payment is permitted under the Intercreditor Agreement:

           Payment Date                                    Amount
         ----------------                                ----------
         3rd Quarter 2000                                $6,250,000
         4th Quarter 2000                                $6,250,000
         1st Quarter 2001                                $6,250,000
         2nd Quarter 2001                                $6,250,000
         3rd Quarter 2001                                $6,250,000
         4th Quarter 2001                                $6,250,000
         1st Quarter 2002                                $6,250,000
         2nd Quarter 2002                                $6,250,000
         3rd Quarter 2002                                $6,250,000
         4th Quarter 2002                                $6,250,000
         1st Quarter 2003                                $6,250,000
         2nd Quarter 2003                                $6,250,000
         3rd Quarter 2003                                $6,250,000
         4th Quarter 2003                                $6,250,000
         1st Quarter 2004                                $6,250,000
         2nd Quarter 2004                                $6,250,000
         3rd Quarter 2004                                $6,250,000
         4th Quarter 2004                                $6,250,000
         1st Quarter 2005                                $6,250,000
         2nd Quarter 2005                                $6,250,000
         3rd Quarter 2005                                $6,250,000
         4th Quarter 2005                                $6,250,000
         1st Quarter 2006                                $6,250,000
         2nd Quarter 2006                                $6,250,000



         (b) [Intentionally omitted]

         (c) [Intentionally omitted]

         (d) [Intentionally omitted]

         (e) Prior to any repayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Lender by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., Tulsa, Oklahoma time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

         SECTION 2.11 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. All prepayments shall be made without premium or penalty other than, to the extent applicable, amounts payable under Section 2.16.

         (b) Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.11(c).

         (c) The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Tulsa, Oklahoma time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Tulsa, Oklahoma time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

         SECTION 2.12 [Intentionally omitted].

         SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the ABR Spread and, if applicable, the Leverage Premium (each as set forth in "Applicable Margin").

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Eurodollar Spread and, if applicable, the Leverage Premium (each as set forth in "Applicable Margin").

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any ABR Loan, 2% plus the highest Applicable Margin for ABR Loans plus the ABR and (ii) in the case of overdue principal of any Eurodollar Loan, the higher of (x) 2% plus the highest Applicable Margin for Eurodollar Loans plus the Adjusted LIBO Rate applicable to such Eurodollar Loan on the day before payment was due and (y) the sum of 2% plus the highest Applicable Margin for ABR Loans plus the ABR.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

         SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Lender determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, then the Lender shall give notice thereof to the Borrower, and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.

         SECTION 2.15 [Intentionally omitted]

         SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.17 [Intentionally omitted]

         SECTION 2.18 Payments Generally. The Borrower shall make each payment required to be made by it hereunder prior to 1:00 p.m., Tulsa, Oklahoma time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices. If any payment under this Loan Agreement shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless, in the case of payments in respect of Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such payment shall be due on the next preceding Business Day), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under this Loan Agreement shall be made in dollars.

         SECTION 2.19 [Intentionally omitted]

         SECTION 2.20 [Intentionally omitted]

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender that:

         SECTION 3.01 Organization; Powers. Each of Holdings and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02 Authorization; Enforceability. The Transactions to be entered into by the Borrower are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Loan Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings or any Restricted Subsidiary or any of their respective assets, or give rise to a right thereunder to require any payment to be made by Holdings or any Restricted Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any Restricted Subsidiary, except Liens created under the Loan Documents (if any).

         SECTION 3.04 Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lender (i) Holdings' consolidated balance sheet and statements of operations, stockholders equity and cash flows as of and for the fiscal years ended December 31, 1997 and December 31, 1998, reported on by Ernst & Young LLP, independent public accountants, and (ii) Holdings' consolidated balance sheets and statements of operations, stockholders equity and cash flows as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1999, certified by the chief financial officer of Holdings. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

         (b) Holdings has heretofore furnished to the Lender its pro forma consolidated balance sheet as of June 30, 1999 and pro forma statements of operations and cash flows for the fiscal year ended December 31, 1998 and the six months ended June 30, 1999, prepared giving effect to the Transactions, the Reorganization, the Equity Issuance and the Notes Offering, as if such events had occurred on such date or on the first day of such period, as the case may be. Such pro forma consolidated balance sheets and statements of operations and cash flows (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) are based on the best information available to Holdings and the

Borrower after due inquiry, (iii) accurately reflect all adjustments necessary to give effect to the Transactions, the Reorganization, the Equity Issuance and the Notes Offering and (iv) present fairly, in all material respects, the pro forma financial position of Holdings and the Subsidiaries as of such date and for such periods as if the Transactions, the Reorganization, the Equity Issuance and the Notes Offering had occurred on such date or at the beginning of such period, as the case may be.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings or any Restricted Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual material long-term commitments or unrealized material losses.

          (d) The projections delivered to the Lenders under the Credit Agreement pursuant to Section 4.01(q)(iii) of the Credit Agreement (the "Projections") were based on assumptions believed by the Borrower and Holdings in good faith to be reasonable when made and as of their date represented the Borrower's and Holdings' good faith estimate of future performance of Holdings and the Subsidiaries and of the Borrower and its consolidated subsidiaries.

          (e) Since December 31, 1998, there has been no Material Adverse
Change.

         SECTION 3.05 Properties. (a) Each of Holdings and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. None of the properties and assets of Holdings or any Restricted Subsidiary is subject to any Lien other than Permitted Encumbrances, Liens created by the Collateral Documents (if any) related to the Credit Agreement and other Liens permitted under Section 6.02.

          (b) Each of Holdings and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Borrower or any other Loan Party (other than the Lender) as of the Effective Date after giving effect to the Transactions.

         SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental

Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Loan Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
(iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any violations of any Environmental Law or any release, threatened release or exposure to any Hazardous Materials that is likely to form the basis of any Environmental Liability.

          (c) Since the date of this Loan Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.07 Compliance with Laws and Agreements. Each of Holdings and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.08 Investment and Holding Company Status. Neither Holdings nor any Restricted Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09 Taxes. Each of Holdings and the Subsidiaries has timely filed or caused to be filed (unless the Lender shall have been responsible for filing) all Tax returns and reports required to have been filed and has paid or caused to be paid (unless the Lender shall have been responsible for paying) all Taxes required to have been paid by or with respect to it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11 Disclosure. Holdings and the Borrower have disclosed to the Lender all agreements, instruments and corporate or other restrictions to which Holdings or any Restricted Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Restricted Subsidiary to the Lender in connection with the negotiation of this Loan Agreement or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12 Subsidiaries. Schedule 3.12 sets forth the name of, and the direct or indirect ownership interest of Holdings or the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party under the Credit Agreement, in each case as of the Effective Date.

         SECTION 3.13 Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings and the Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

         SECTION 3.14 Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings or any Restricted Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings or any Restricted Subsidiary, or for which any claim may be made against Holdings or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or such Restricted Subsidiary. The consummation of the Transactions and the Reorganization has not and will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which Holdings or any Restricted Subsidiary is bound.

         SECTION 3.15 Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

         SECTION 3.16 Year 2000 Issue. The cost to Holdings and the Restricted Subsidiaries of any reprogramming required to permit the proper functioning of
(i) the computer systems of Holdings and the Restricted Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Holdings' or any Restricted Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, and of the reasonably foreseeable consequences of year 2000 to Holdings and the Restricted Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) would not reasonably be expected to result in a Default or a Material Adverse Effect. To the knowledge of Holdings and the Borrower, except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Holdings and the Restricted Subsidiaries are and, with ordinary course upgrading and maintenance and planned systems conversions and/or upgrades, will continue to be, sufficient to permit Holdings and the Restricted Subsidiaries to conduct their respective businesses without the occurrence of a Material Adverse Effect.

         SECTION 3.17 No Burdensome Restrictions. No contract, lease, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party or by which any of their property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation could reasonably be expected to have Material Adverse Effect.

         SECTION 3.18  [Intentionally omitted]



                                   ARTICLE 4

                            [INTENTIONALLY OMITTED]



                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

         Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lender that:

         SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Lender

          (a) (i) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheets and related audited consolidated statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year (including segment reporting with respect to each of Holdings' and the Subsidiaries' business segments consistent with that provided in the Notes Offering Registration Statement), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (ii) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheets and related audited consolidated statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year (including segment reporting with respect to each of the Borrower's and its consolidated subsidiaries' business segments consistent with that provided with respect to the Borrower's and its consolidated subsidiaries' business segments in the Notes Offering Registration Statement), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (iii) within 90 days after the end of each fiscal year of Holdings and the Borrower,
(x) supplemental unaudited balance sheets and related unaudited statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in tabular form in each case the figures for the previous year, for the Borrower and Holdings and the consolidating adjustments with respect thereto and (y) segment reporting of EBITDA and Adjusted EBITDA with respect to each business segment of Holdings and the Subsidiaries and the Borrower and its consolidated subsidiaries consistent with the business segments reported on in the Notes Offering Registration Statement;

          (b) (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, unaudited consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations, stockholders' equity and cash flows of Holdings and the Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or in the case of the balance sheet, as of the end of the previous fiscal year) (including segment reporting with respect to each of Holdings' and the Subsidiaries' business segments consistent with that provided in the Notes Offering Registration Statement and also including segment reporting of EBITDA and Adjusted EBITDA), all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year) (including segment reporting with respect to each of the Borrower's and its consolidated subsidiaries' business segments consistent with that provided with respect to the Borrower's and its consolidated subsidiaries' business segments in the Notes Offering Registration Statement and also including segment reporting of EBITDA and Adjusted EBITDA), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under
Section 5.01(a) or 5.01(b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating (x) compliance with Section 6.08 and Sections 6.15 through 6.19, including, if applicable, calculations showing capital contributions made by the Parent pursuant to Section 6.20 and the resulting effects on the Borrower's compliance with Section 6.08 and Sections 6.15 through 6.19 and (y) Additional Capital at such date, including detail as to the sources and uses of Additional Capital since June 30, 1999 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings' audited financial statements referred to in Section
3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause 5.01(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) not later than 120 days after the commencement of each fiscal year of the Borrower, a consolidated and consolidating budget of Holdings for such fiscal year and a consolidated budget of the Borrower for such fiscal year (including projected consolidated (and, in the case of Holdings, consolidating) balance sheets, related consolidated (and, in the case of Holdings, consolidating) statements of projected operations and cash flow as of the end of and for such fiscal year and segment information with respect to each of Holdings' and the Subsidiaries' and the Borrower's and its consolidated subsidiaries' business segments consistent with the categories of information provided with respect to Holdings' and the Subsidiaries' business segments in the Notes Offering Registration Statement, together with projected EBITDA and Adjusted EBITDA for such segments) and, promptly when available, any significant revisions of such budget;

          (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Restricted Subsidiary with the Commission, or any Governmental Authority succeeding to any or all of the functions of the Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be; and

         (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

         SECTION 5.02 Notices of Material Events. Upon knowledge thereof, Holdings or the Borrower will furnish to the Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

         (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03 Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, (i) continue to engage in business of the same general type as now conducted and (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.04 Payment of Obligations. Each of Holdings and the Borrower
(i) will, and will cause each other Restricted Subsidiary to, pay its Indebtedness and other material obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings,
(b) Holdings, the Borrower or such other Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect and (ii) shall not breach, or permit any other Restricted Subsidiary to breach, in any material respect, or permit to exist any material default under, the terms of any material lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except where the failure to do the foregoing would not in the aggregate have a Material Adverse Effect.

         SECTION 5.05 Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.06 Insurance. Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.07 Casualty and Condemnation. The Borrower will furnish to the Lender prompt written notice of any casualty or other insured damage to any portion of any of Holdings' and the Restricted Subsidiaries' property or assets or the commencement of any action or proceeding for the taking of any of Holdings' and the Restricted Subsidiaries' property or assets or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding (in each case with a value in excess of $10,000,000).

         SECTION 5.08 Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, keep proper books of record and account in which materially full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, permit any representatives designated by the Lender at the expense of the Lender, or, if an Event of Default shall have occurred and be continuing, at the expense of the Borrower, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, subject to Section 10.12.

         SECTION 5.09 Compliance with Laws. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate action and such failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.10 Use of Proceeds. (a) The proceeds of Loans will be used for working capital requirements and general corporate purposes of the Borrower and the other Restricted Subsidiaries and to pay the fees and expenses associated with this Loan Agreement.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

         SECTION 5.11 [Intentionally omitted]

         SECTION 5.12 [Intentionally omitted]

         SECTION 5.13 [Intentionally omitted]

         SECTION 5.14 [Intentionally omitted]

         SECTION 5.15 [Intentionally omitted]

         SECTION 5.16 [Intentionally omitted]

         SECTION 5.17 [Intentionally omitted]


                                   ARTICLE 6

                               NEGATIVE COVENANTS

         Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that (provided that the provisions of Section 6.15 through 6.19, inclusive, shall not apply on any day on which the Parent Guarantee is in full force and effect and has not been released in accordance with Section 5.16):

         SECTION 6.01 Indebtedness; Certain Equity Securities. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness of Holdings under Qualifying Holdings Debt;

         (c) Indebtedness of Holdings under the High Yield Notes and refinancings thereof, provided that any Indebtedness issued in any such refinancing shall be on terms no less favorable to Holdings and its Restricted Subsidiaries than the High Yield Notes, shall be in an aggregate principal amount no greater than the High Yield Notes refinanced and shall not require any payment of principal thereof (upon maturity or by mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is one year after the Term Maturity Date;

         (d) ADP Outstandings in an aggregate amount not to exceed $750,000,000 at any time outstanding;

         (e) Indebtedness existing on the date hereof and set forth in Schedule
6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decrease the Weighted Average Life to Maturity thereof;

         (f) Indebtedness of Holdings to any Subsidiary and of any Restricted Subsidiary to any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to
Section 6.04;

         (g) Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by Holdings, the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to
Section 6.04;

         (h) Indebtedness of any Person that becomes a Restricted Subsidiary or is merged into a Restricted Subsidiary after the date hereof (provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary) and extensions, renewals or replacements of any such Indebtedness that do not increase the principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof;

         (i) Indebtedness in respect of performance, surety or appeal bonds and Guarantees incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with an incurrence of Indebtedness;

         (j) Indebtedness in respect of customary agreements providing for indemnification, purchase price adjustments after closing or similar obligations in connection with the disposition of any assets (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); provided that
(i) any such disposition is permitted by Section 6.05 and (ii) the aggregate principal amount of such Indebtedness does not exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary in connection with such disposition;

         (k) Indebtedness of Holdings and the Restricted Subsidiaries pursuant to Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

         (l) Indebtedness of Holdings under the Bridge Facility in an aggregate principal amount not exceeding $750,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness permitted to be outstanding from time to time under this clause (l) shall be reduced by the net proceeds received by Holdings from the Equity Issuance and the Notes Offering;

         (m) Indebtedness from time to time outstanding under this Loan
Agreement;

         (n) other Indebtedness of Holdings or any Restricted Subsidiary in an aggregate principal amount at any time outstanding, together with the aggregate amount of Attributable Debt in respect of all Sale and Leaseback Transactions then outstanding, not exceeding 15% of the consolidated net property, plant and equipment of Holdings and the Restricted Subsidiaries at such time;

provided that, notwithstanding anything in this Loan Agreement to the contrary, the Borrower and the other Restricted Subsidiaries may not Guarantee any Indebtedness of Holdings under (i) the High Yield Notes, (ii) the Bridge Facility or (iii) any Qualifying Holdings Debt.

         SECTION 6.02 Liens. (a) Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except:

                  (i) Liens created under the Loan Documents (including, without limitation, Liens securing Indebtedness of Holdings and the Lender created thereunder in accordance with Section 5.11(d) of the Credit Agreement);

                  (ii) Permitted Encumbrances;

                  (iii) Liens on any ADP Property securing only ADP
         Obligations;

                  (iv) any Lien on any property or asset of Holdings or any Restricted Subsidiary existing on the date hereof and set forth in
         Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of Holdings or any Restricted Subsidiary and
         (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or decrease the Weighted Average Life to Maturity thereof;

                  (v) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Holdings or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or decrease the Weighted Average Life to Maturity thereof;

                  (vi) Liens in favor of the Borrower or any Subsidiary Loan Party;

                  (vii) Liens on property of Holdings or any Restricted Subsidiary consisting of, or securing licenses of such property; and

                  (viii) other Liens securing Indebtedness at any time outstanding that, together with the aggregate amount of Attributable Debt in respect of all Sale and Leaseback Transactions then outstanding, does not exceed 5% of the consolidated net property, plant and equipment of Holdings and the Restricted Subsidiaries at such time.

         (b) Notwithstanding anything to the contrary contained herein, Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its assets to secure (i) except in accordance with Section 5.11(d) of the Credit Agreement, any obligations in respect of the High Yield Notes or any refinancing thereof, permitted under Section 6.01(c), (ii) except in accordance with Section 5.11(d) of the Credit Agreement, any Qualifying Holdings Debt or
(iii) any obligations under the Bridge Facility.

         SECTION 6.03 Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender; provided that any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

         (b) The Borrower will not, and will not permit any other Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Loan Agreement and businesses reasonably related thereto.

         (c) Holdings will not engage in any business or activity other than
(i) the ownership of all of the outstanding Equity Interests in the Borrower,
(ii) the issuance of the High Yield Notes, (iii) issuances of Qualifying Holdings Debt, (iv) issuances of its Equity Interests, (v) the holding of 100% of the Equity Interests of any Unrestricted Subsidiary which is engaged exclusively in the buying, selling and trading of telecommunications services as a commodity on an established market (a "Trading Subsidiary") and, with respect to each of the foregoing, activities incidental thereto. Holdings will not own or acquire any assets (other than Qualifying Equity Interests in the Borrower, Equity Interests in any Trading Subsidiary, cash and Cash Equivalent Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities in respect of the High Yield Notes, liabilities in respect of Qualified Holdings Debt permitted hereunder, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

         SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. Holdings will not, and will not permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

         (a) Cash Equivalent Investments;

         (b) Investments existing on the date hereof and set forth on Schedule 6.04;

         (c) Investments by Holdings and the Restricted Subsidiaries in Equity Interests in Subsidiaries; provided that, (i) the aggregate amount of Investments by Loan Parties in, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including, without limitation, any Deemed Subsidiary Investment pursuant to Section 6.14) shall be subject to the proviso to this Section 6.04 and (ii) all Equity Interests acquired or held by Holdings pursuant to this Section 6.04(c) shall be Qualifying Equity Interests in the Borrower or Equity Interests in a Trading Subsidiary;

         (d) loans or advances made by Holdings to any Restricted Subsidiary and made by any Restricted Subsidiary to any other Restricted Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the proviso to this
Section 6.04;

         (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) no Restricted Subsidiary shall Guarantee any High Yield Notes, Qualifying Holdings Debt or Indebtedness under the Bridge Facility and
(ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the proviso to this Section 6.04;

          (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

         (g) acquisitions by the Borrower of ADP Property for consideration paid on and prior to any date not exceeding Additional Capital as of such date; minus (i) payments of principal under this Loan Agreement made pursuant to Section ?(x) of the Credit Agreement on or prior to such date, (ii) Investments permitted under clause (ii) of the proviso to this Section 6.04 made on or prior to such date and (iii) Capital Expenditures permitted under Section 6.08(b) made on or prior to such date;

         (h) Hedging Agreements permitted under Section 6.01(k);

         (i) Capital Expenditures made in accordance with Section 6.08;

         (j) subject to the proviso to this Section 6.04, Investments in the Telecommunications Business;

         (k) subject to the proviso to this Section 6.04, Investments in Existing International Joint Ventures; provided that the acquisition by Holdings or any Restricted Subsidiary of any equity interest in Algar Telecom S.A. (formerly known as Lightel S.A.) owned by the Lender or its subsidiaries (other than Holdings and the Subsidiaries) shall not be permitted under this clause (k) but shall only be permitted under clause (p) of this Section 6.04;

         (l) exchanges and substitutions of ADP Property for like property which take place prior to the occurrence of the Completion Date, the Expiration Date, the Termination Date, or an ADP Event of Default, Environmental Trigger or Unwind Event under the Operative Documents;

         (m) any Investment by a Restricted Subsidiary in any Person engaged in the Telecommunication Business if such Investment is made in connection with an agreement by such Person to utilize certain of the Borrower's or the Subsidiary Loan Parties' Telecommunications Business, provided that, at any date, (i) the aggregate amount of Investments made in all such Persons at any time outstanding pursuant to this paragraph (m) (valued at the cost of acquisition thereof, without regard to any increase or decrease in the value thereof based on subsequent performance of such Person, but net of any distributions received by the Borrower or any Subsidiary Loan Party in respect of such Investment) shall not exceed 15% of Consolidated Assets at such time and (ii) the aggregate amount of such Investments made in all such Persons with cash or Cash Equivalent Investments that are at any time outstanding pursuant to this paragraph (m) shall not exceed 5% of Consolidated Assets;

         (n) (i) loans to directors, officers and employees of Holdings or any Restricted Subsidiary all of the proceeds of which are used (A) to pay relocation expenses of any such director, officer or employee or (B) to purchase Equity Interests in Holdings pursuant to and in accordance with stock option plans or other benefit plans for directors, officers and employees of Holdings and its Restricted Subsidiaries, provided that, in the case of any of the Loans referred to in this subclause (B), any proceeds to Holdings of any such purchases of Equity Interests shall be contributed to the Borrower and
(ii) other loans to directors,
officers and employees of Holdings and its Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

         (o) trade accounts receivable for goods sold or services provided arising in the ordinary course of business and on customary payment terms (not to exceed 120 days after the date such receivables are accrued in accordance with GAAP);

         (p) Investments for which the consideration paid by Holdings and its Restricted Subsidiaries consists exclusively of Qualifying Equity Interests in Holdings; and

         (q) Investments in Persons that become Subsidiary Loan Parties if such Persons, prior to such Investments, were engaged principally in the transmission of voice, video or data through or over owned or leased fiber optic cable and/or the holding, developing or constructing of assets or technology used therein;

provided that the aggregate amount of all Investments (valued at the cost of acquisition thereof, without regard to any increase or decrease in the value thereof based on subsequent performance of the Person in which such Investment is held), but net of any distributions received by the Borrower or any Subsidiary Loan Party in respect of such Investment made pursuant to Sections 6.04(j) and 6.04(k) on or prior to any date, or referred to in Section 6.04(c)(i), the proviso to Section 6.04(d) and Section 6.04(e)(ii) and made on or prior to such date, shall not exceed the sum of (i) $275,000,000 plus (ii) an amount (which amount, for purposes of this proviso only, shall not be less than zero) equal to (x) the amount of Additional Capital as of such date minus
(y) (A) payments of principal under this Loan Agreement made pursuant to Section ?(x) of the Credit Agreement on or prior to such date, (B) acquisitions of ADP Property permitted under Section 6.04(g) made on or prior to such date and (C) Capital Expenditures permitted under Section 6.08(b) made on or prior to such date.

         SECTION 6.05 Asset Sales. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests owned by it, nor will Holdings permit any of its Restricted Subsidiaries to issue any additional Equity Interests, except:

         (a) sales, transfers, leases or other dispositions of fiber optic cable capacity, and sales of used or surplus equipment and Cash Equivalent Investments in the ordinary course of business;

         (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

         (c) issuances to the Borrower or any other Restricted Subsidiary of Equity Interests in any Restricted Subsidiary other than the Borrower;

         (d) issuances to Holdings by the Borrower of Qualifying Equity Interests in the Borrower;

         (e) Permitted Telecommunications Asset Dispositions;

         (f) sales, transfers and dispositions of assets to the extent constituting Investments permitted under Section 6.04;

         (g) Restricted Payments permitted under Section 6.07(a) and payments of principal and interest permitted under Section 6.07(b);

         (h) sales, transfers and dispositions of assets (other than Telecommunications Assets) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this Section 6.05(h) shall not exceed $25,000,000 during any fiscal year of the Borrower;

provided that all sales, transfers, leases and other dispositions permitted under Sections 6.05(e) and 6.05(h) shall be made (x) for fair value and (y) only if at least 75% of the consideration paid therefor is cash or Cash Equivalent Investments (or, if less than 75%, the remainder of such consideration consists of Telecommunications Assets).

         SECTION 6.06 Sale and Leaseback Transactions. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall (a) sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred or (b) lease any property, real or personal, from any entity substantially all of whose activities consist of acquiring, constructing or developing property to be leased to Holdings and the Restricted Subsidiaries pursuant to leases intended to cover, and measured by the cost of or the financing incurred by such entity to finance, such property (the transactions referred to in clause (a) and (b) being collectively referred to as "Sale and Leaseback Transactions"), except for (i) sales and leases of ADP Property pursuant to the ADP in respect of ADP Outstandings not to exceed $750,000,000 at any time outstanding and (ii) (x) any such sale referred to in clause (a) above of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 270 days after the Borrower or such other Restricted Subsidiary acquires or completes the construction of such fixed or capital asset and (y) any such lease referred to in clause (b) above providing for rental payments measured by the cost of the property leased or the financing incurred by the lessor thereof to acquire, construct or develop the property so leased; provided that the sum of the aggregate amount of Attributable Debt in respect of all such Sale and Leaseback Transactions permitted under this clause (ii) at any time outstanding and the aggregate amount of Indebtedness secured by Liens permitted by Section 6.02(a)(viii) at such time outstanding shall not exceed 5% of consolidated net property, plant and equipment of Holdings and the Restricted Subsidiaries at such time.

         SECTION 6.07 Restricted Payments; Certain Payments of Indebtedness.
(a) Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or enter into any transaction the economic effect of which is substantially similar to any Restricted Payment, except (i) Holdings and the Borrower may declare and pay dividends with respect to their capital stock payable solely in additional shares of their respective common stock, (ii) Restricted Subsidiaries (other than the Borrower) may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments, not exceeding $3,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and the Restricted Subsidiaries; and
(iv) so long as no Default shall have occurred and be continuing or result from the making of such payment, the Borrower may pay dividends to Holdings at such times and in such amounts as shall be necessary to permit Holdings to discharge, to the extent permitted hereunder, its permitted liabilities.

         (b) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, make, directly or indirectly, any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any High Yield Notes or any Qualifying Holdings Debt (collectively "Specified Indebtedness"), or any voluntary payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness (or enter into any transaction the economic effect of which is substantially similar to any of the foregoing), except, provided no Default has occurred and is continuing or would result therefrom, payments of regularly scheduled interest as and when due in respect of any Specified Indebtedness.

         SECTION 6.08 Limitation on Capital Expenditures. (a) Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) for any fiscal year set forth below shall not exceed the amount set forth below opposite such fiscal year:

                   Fiscal Year                       Amount
                   -----------                  --------------
                      1999                      $2,500,000,000
                      2000                      $2,000,000,000
                      2001                      $  825,000,000
                      2002                      $  600,000,000
                      2003                      $  600,000,000
                      2004                      $  600,000,000
                      2005                      $  600,000,000
                      2006                      $  600,000,000

provided that if the aggregate amount of Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) actually made in any such period or fiscal year shall be less than the limit with respect thereto set forth above (before giving effect to any increase therein pursuant to this proviso) (the "Base Amount"), then an amount equal to (i) in the case of 1999 and 2000, 100% and (ii) in the case of any other fiscal year, 50% of such shortfall may be added to the amount of such Capital Expenditures permitted for the immediately succeeding fiscal year (such amount to be added for any fiscal year, the "Rollover Amount"); provided further that any Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) made during any fiscal year for which any Rollover Amount shall have been so added shall be applied, first, to the Rollover Amount added for such fiscal year and, second, to the Base Amount for such fiscal year.

         (b) In addition to Capital Expenditures permitted under Section 6.08(a) above, Holdings and the Restricted Subsidiaries may make (i) Capital Expenditures consisting of acquisitions of ADP Property permitted under Section 6.04(g) or 6.04(l) and (ii) Capital Expenditures on any date after the Effective Date in an aggregate amount not to exceed Additional Capital as of such date minus (A) Investments permitted under clause (ii) of the proviso to
Section 6.04 made on or prior to such date, (B) purchases of ADP Property permitted under Section 6.04(g) made on or prior to such date and (C) payments of principal under this Loan Agreement permitted under Section ?(x) of the Credit Agreement made on or prior to such date.

         SECTION 6.09 Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such other Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07 and (d) transactions required to be effected pursuant to, and on terms provided for in, existing agreements (as in effect on the date hereof) listed in Schedule 6.09 hereto.

         SECTION 6.10 Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Loan Agreement, any Loan Document, the High Yield Notes or, to the extent that any such restrictions therein, taken as a whole, are no more restrictive than those contained in the High Yield Notes, any Qualifying Holdings Debt, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) Section 6.10(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Loan Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) Section 6.10(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 6.11 Fiscal Year. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, change its fiscal year from a fiscal year ending December 31.

         SECTION 6.12 Change in Business. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, engage in any material line of business other than the Telecommunications Business.

         SECTION 6.13 [Intentionally omitted]

         SECTION 6.14 Designation of Unrestricted Subsidiaries. Holdings and the Borrower will not designate any Restricted Subsidiary (other than a newly created Subsidiary in which no Investment has previously been made) as an Unrestricted Subsidiary (a "Subsidiary Designation") unless:

           (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Subsidiary Designation;

          (ii) after giving effect to such Subsidiary Designation, Holdings would be in compliance with the covenants contained in Section
                6.08 and Sections 6.15 through 6.19 on a pro forma basis as if such Subsidiary Designation had been made on the first day of the period of four fiscal quarters most recently ended in respect of which financial statements have been delivered by the Company pursuant to Section 5.01(a) or 5.01(b);

         (iii) Holdings has delivered to the Administrative Agent (x) written notice of such Subsidiary Designation and (y) a certificate of a Financial Officer setting forth in reasonable detail calculations demonstrating pro forma compliance with the financial covenants contained in Section 6.08 and Sections 6.15 through 6.19, as required by clause (ii) above; and

          (iv) on the date of such Subsidiary Designation, Holdings and the Borrower would not be prohibited by Section 6.04(c) and the proviso to Section 6.04 from making an Investment (a "Deemed Subsidiary Investment") in an aggregate amount equal to the fair market value (valued at the date of such Subsidiary Designation) of (x) the net assets of such Restricted Subsidiary or (y) if less than 100% of the Equity Interests in such Restricted Subsidiary are held by Holdings and its Restricted Subsidiaries, in an aggregate amount equal to the percentage interest of Holdings and the Restricted Subsidiaries in such net assets.

         Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to (x) Guarantee any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section
6.01 and Section 6.04 hereof. In no event may the Borrower be designated as an Unrestricted Subsidiary.

         SECTION 6.15 Total Debt to Contributed Capital Ratio. The Total Debt to Contributed Capital Ratio shall at no time prior to March 30, 2001 exceed
 .65 to 1.00.

         SECTION 6.16 Minimum EBITDA. The amount equal to (i) EBITDA for the period of four fiscal quarters ending during any period set forth below plus
(ii) ADP Interest Expense for such period minus (iii) revenues for such period attributable to Dark Fiber Dispositions plus (iv) Dark Fiber Proceeds for such period shall not be less than the amount set forth below opposite such period:


               Period                             Amount
         ------------------                    ------------
         October 1, 1999 -
         December 31, 1999                     $150,000,000

         January 1, 2000 -
         March 31, 2000                        $170,000,000

         April 1, 2000 -
         June 30, 2000                         $250,000,000

         July 1, 2000 -
         September 30, 2000                    $285,000,000

         October 1, 2000 -
         December 31, 2000                     $300,000,000


         SECTION 6.17 Total Leverage Ratio. (a) The Total Leverage Ratio during any period set forth below shall not exceed the ratio set forth below opposite such period:


               Period                      Total Leverage Ratio
         -------------------               --------------------
         December 31, 2000 -
         June 29, 2001                         11.00:1.00

         June 30, 2001 -
         December 30, 2001                     10.00:1.00

         December 31, 2001-
         December 30, 2002                     8.75:1.00

         December 31, 2002 -
         December 30, 2003                     5.25:1.00

         December 31, 2003
         and thereafter                        4.00:1.00

         (b) If the Borrower shall have made Other Principal Payments under this Loan Agreement in an aggregate amount in excess of $25,000,000 in any fiscal year (the date of the first such Other Principal Payment in excess of $25,000,000 being the "Leverage Ratio Reduction Date"), the Total Leverage Ratio shall at no time from and after such Leverage Ratio Reduction Date exceed the lesser of (i) 5.0 to 1.00 and (ii) the applicable ratio set forth above for the relevant period.

         SECTION 6.18 Senior Leverage Ratio. The Senior Leverage Ratio during any period set forth below shall not exceed the ratio set forth below opposite such period:




               Period                     Senior Leverage Ratio
         -------------------              ---------------------
         December 31, 2000 -
         June 29, 2001                         7.25:1.00

         June 30, 2001 -
         December 30, 2001                     6.25:1.00

         December 31, 2001 -
         December 30, 2002                     5.25:1.00

         December 31, 2002 -
         December 30, 2003                     3.25:1.00

         December 31, 2003 -
         and thereafter                        2.50:1.00

         SECTION 6.19 Interest Coverage Ratio. The Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below shall not be less than the ratio set forth below opposite such period:


               Period                   Interest Coverage Ratio
         -------------------            -----------------------
         October 1, 2000 -
         December 31, 2000                     1.00:1.00

         January 1, 2001 -
         December 30, 2001                     1.25:1.00

         December 31, 2001 -
         December 30, 2002                     1.50:1.00

         December 31, 2002 -
         December 30, 2003                     2.50:1.00

         December 31, 2003 -
         and thereafter                        3.00:1.00

         SECTION 6.20 Financial Covenant Non-Compliance Cure. (a) In the event that Holdings and the Restricted Subsidiaries fail to comply with any of Sections 6.15 through 6.19, inclusive, for any period or on any date set forth therein, the Lender shall have the right, but not the obligation, to make, within three Business Days of the date upon which financial statements as of the last day of such period are delivered or required to be delivered pursuant to Section 5.01(a) or (b), a cash equity contribution to Holdings in exchange for Qualifying Equity Interests of Holdings (which Holdings shall thereupon contribute to the Borrower, in exchange for Qualifying Equity Interests of the Borrower) to cure such failure.

         (b) If such contribution is made to cure a failure to comply with the covenant contained in Section 6.16, such contribution shall be in an amount sufficient, when added to EBITDA for the applicable period, to enable Holdings and the Restricted Subsidiaries to comply with such covenant on a consolidated basis. Upon the making of any such capital contribution to Holdings and to the Borrower in the amount specified above, the amount so contributed (to the extent, but only to the extent, of the shortfall in EBITDA for the applicable period) shall thereafter be deemed to have been EBITDA in the last fiscal quarter of such period for purposes of all calculations in respect of compliance with Section 6.16 thereafter.

         (c) If such contribution is made to cure a failure to comply with a covenant contained in Section 6.15, 6.17, 6.18 or 6.19, such contribution shall be in an amount sufficient, when applied to repay or prepay Indebtedness of Holdings and the Restricted Subsidiaries, to enable Holdings and the Restricted Subsidiaries, on a pro forma basis after giving effect to such contribution and application, to comply with such covenant on a consolidated basis.

                                   ARTICLE 7

                               EVENTS OF DEFAULT

         SECTION 7.01 Events of Default. If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Loan Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

         (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with this Loan Agreement or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Loan Agreement or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of Holdings or the Borrower) or 5.10 or in Article 6 (subject to the right to cure found in Section 6.20);

         (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Loan Agreement (other than those specified in Sections 7.01(a), 7.01(b) or 7.01(d)), and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) knowledge thereof by any Loan Party or (ii) notice thereof from the Lender to the Borrower;

         (f) Holdings or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period);

         (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 7.01(g) shall not apply to secured Indebtedness permitted hereunder that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) Holdings or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) Holdings or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally, to pay its debts as they become due;

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against Holdings, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Restricted Subsidiary to enforce any such judgment; and

         (l) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and the Restricted Subsidiaries in an aggregate amount exceeding $25,000,000 for all periods then, and in every such event (other than an event with respect to Holdings or the Borrower described in Section 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower,



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

declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower; and in the case of any event with respect to Holdings or the Borrower described in Section 7.01(h) or 7.01(i), the principal of the Loans then outstanding, together with accrued interest thereon and all other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower.


                                   ARTICLE 8

                            [INTENTIONALLY OMITTED]


                                   ARTICLE 9

                            [INTENTIONALLY OMITTED]


                                   ARTICLE 10

                                 MISCELLANEOUS

         SECTION 10.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrower, to it at Williams Communications Group, Inc., One Williams Center, Suite 2600, Tulsa, Oklahoma 74172, Attention of (other than administrative notices) Scott E. Schubert (Telecopy No. 918-573-6024) or (for administrative notices) Attention of Kerri Lyle (Telecopy No. 918-573-6558); and

         (b) if to the Lender to it at The Williams Companies, Inc., One Williams Center, Suite 2600, Tulsa, Oklahoma 74172, Attention: Treasurer (Telecopy No. 918-573-2065).

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All



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

notices and other communications given to any party hereto in accordance with the provisions of this Loan Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.02 Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power under this Loan Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Loan Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

         (b) Neither this Loan Agreement nor any provision hereof may be waived, amended or modified except (i) pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender or (ii) pursuant to
Section 10.02(c).

         (c) Amendments, waivers and/or consents under the Credit Agreement are automatically deemed to be amendments, waivers and/or consents to the corresponding provisions of this Loan Agreement, mutatis mutandis.

         SECTION 10.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of this Loan Agreement or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

          (b) The Borrower shall indemnify the Lender (the "Indemnitee") against, and hold the Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for the Indemnitee, incurred by or asserted against the Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of this Loan Agreement or any other agreement or instrument contemplated hereby, the performance by the parties to this Loan Agreement of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds



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therefrom, (iii) any actual or alleged presence or release of Hazardous
Materials on or from any property owned or operated by Holdings or any Subsidiary, or any Environmental Liability related in any way to Holdings or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) [Intentionally omitted].

         (d) To the extent permitted by applicable law, the Borrower will not assert, and the Borrower hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Loan Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 10.04 [Intentionally omitted]

         SECTION 10.05 Survival. All covenants, agreements, representations and warranties made by the Borrower in this Loan Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Loan Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Loan Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Loan Agreement is outstanding and unpaid. The provisions of Sections 2.16 and 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Loan Agreement or any provision hereof.

         SECTION 10.06 Counterparts; Integration; Effectiveness. This Loan Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Loan Agreement



                                      62
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constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Loan Agreement shall become effective when it shall have been executed by the Lender and the Borrower, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Loan Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Loan Agreement.

         SECTION 10.07 Severability. Any provision of this Loan Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender to or for the credit or the account of the Borrower or Holdings against any and all of the obligations of the Borrower or Holdings, as the case may be, now or hereafter existing under this Loan Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Loan Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

         SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Loan Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Loan



                                      63
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Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Loan Agreement against the Borrower or its properties in the courts of any jurisdiction.

         (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement in any court referred to in
Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Loan Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Loan Agreement will affect the right of any party to this Loan Agreement to serve process in any other manner permitted by law.

         SECTION 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LOAN AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11 Headings. Article and Section headings used herein and the Table of Contents are for convenience of reference only, are not part of this Loan Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Loan Agreement.

         SECTION 10.12 [Intentionally omitted].

         SECTION 10.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken,



                                      64
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received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        WILLIAMS COMMUNICATIONS, INC.


                                        By: /s/ James G. Ivey
                                            -----------------------------------
                                            Name:  James G. Ivey
                                            Title: Treasurer


                                        THE WILLIAMS COMPANIES, INC.


                                        By: /s/ Scott E. Schubert
                                            -----------------------------------
                                            Name:  Scott E. Schubert
                                            Title: Senior Vice President



                                      66